UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2021

Marlin Business Services Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50448

Pennsylvania	38-3686388
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ 08054

(Address of principal executive offices, including zip code)

888-479-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRLN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreements.

On April 18, 2021, Marlin Business Services Corp., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Madeira Holdings, LLC, a Delaware limited liability company (“Parent”), and Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are subsidiaries of funds managed by HPS Investment Partners, LLC (“HPS”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01 per share, of the Company (each, a “Share”) (other than (i) Shares that immediately prior to the Effective Time are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or owned by the Company or any wholly owned subsidiary of the Company (including as treasury stock) and (ii) Shares that are held by any record holder who is entitled to demand and properly demands payment of the fair cash value of such Shares as a dissenting shareholder pursuant to, and who complies in all respects with, the provisions of Subchapter 15D of the Pennsylvania Business Corporation Law of 1988) will be cancelled and converted into the right to receive $23.50 per Share in cash, without interest (the “Purchase Price”), subject to the adjustment described below.

The Purchase Price is subject to potential downward adjustment equal to (a) the amount, if any, by which “Covered Costs” exceed $8.0 million divided by (b) the number of “Fully Diluted Shares.” For purposes of the Merger Agreement, “Covered Costs” means (i) the fees and expenses of legal and other third party advisors and (ii) any costs and expenses associated with the payoff or settlement of a deposit of MBB (as defined below) to the extent in excess of the par value of such deposit or solely attributable to accrued interest with respect to such deposit, in each case, incurred by the Company after the date of the Merger Agreement solely in connection with the De-Banking (as defined below). “Fully Diluted Shares” means all issued and outstanding Shares, together with all such Shares that the Company would be required to issue assuming the conversion or exchange of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, such securities, but only to the extent so exercisable, convertible or exchangeable prior to consummation of the Merger or exercisable, convertible or exchangeable as a result of the consummation of the Merger. As a result, the Purchase Price may be less than $23.50 per Share.

The Board of Directors of the Company unanimously (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the shareholders of the Company, (b) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (c) resolved to recommend that the shareholders of the Company adopt the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or (to the extent permitted by law) waiver of specified closing conditions, including (a) the Merger Agreement shall have been duly adopted by holders of a majority of the votes cast by all holders of Shares entitled to vote thereon at the shareholders meeting or any adjournment or postponement thereof (the “Shareholders Meeting”) to adopt the Merger Agreement (the “Company Requisite Vote”), (b) no governmental entity of competent jurisdiction shall have enacted, entered, promulgated or enforced any law, executive order, ruling, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, (c) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any extension thereof), shall have expired or early termination thereof shall have been granted, (d) the Company shall have effected the “De-Banking,” which requires the Company to effect a transaction or a series of transactions which results in (i) (A) the Company having divested its entire ownership interest in Marlin Business Bank (“MBB”) or (B) (1) the Company having submitted a letter to the Commissioner of the Utah Department of Financial Institutions surrendering the license and authority to conduct the business of banking held by MBB, (2) the Federal Deposit Insurance Corporation (“FDIC”) having issued an order terminating MBB’s deposit insurance from the FDIC and (3) MBB having no remaining deposits and (ii) if the Merger were consummated, none of Parent, Merger Sub, or their respective affiliates, directors, officers, principals or limited partners being subject to any burdensome condition or burdensome requirement imposed by any banking regulator or banking law, and (e) other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality) and the absence of any change that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company and its subsidiaries, taken as a whole. Consummation of the Merger is not subject to Parent obtaining financing for or related to the transactions contemplated by the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, each of the Company, Parent and Merger Sub has also agreed to use reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, and Parent and Merger Sub have agreed to take any and all steps necessary to avoid, eliminate or resolve each and every impediment to and obtain all consents, approvals, clearances and authorizations under applicable law to consummate the Merger.

The Merger Agreement includes customary representations and warranties of the Company, Parent and Merger Sub. Many of the representations made by the Company are subject to and qualified by a Material Adverse Effect standard (as defined in the Merger Agreement). The Company, Parent and Merger Sub have also made certain additional covenants in the Merger Agreement, including (a) covenants by the Company regarding the operation of its business and that of its subsidiaries prior to the Effective Time, (b) a customary non-solicitation covenant prohibiting the Company from soliciting, providing non-public information in response to, or entering into discussions or negotiations with respect to, proposals relating to alternative business combination transactions, except as permitted under the Merger Agreement, (c) equity and debt financing covenants by Parent and Merger Sub to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain debt and equity financing for the Merger on the terms and conditions set forth in related debt and equity financing commitments, and (d) a customary covenant in which the Company agreed to use its commercially reasonable efforts to provide to Parent such cooperation as reasonably requested by Parent that is customary in connection with arranging and obtaining the debt financing as contemplated by the debt financing commitment.

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Requisite Vote is obtained:

(a)    by mutual written consent of Parent and the Company;

(b)    by either Parent or the Company (i) if the Merger shall not have been consummated on or before the date that is fifteen (15) months following the date of the Merger Agreement (the “Termination Date”); provided, however, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to Parent or the Company if such party (including, in the case of Parent, Merger Sub) has breached in any material respect its obligations under the Merger Agreement in any manner that shall have been the principal cause of or resulted in the failure of a condition to either such party’s obligation to effect the Merger; (ii) if at the Shareholders Meeting, a proposal to adopt the Merger Agreement shall have been voted upon by the holders of Shares and the Company Requisite Vote shall not have been obtained; or (iii) if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall have become final and non-appealable; provided, however, that a party may not terminate the Merger Agreement pursuant to this provision if such party (or, in the case of Parent, Merger Sub) has not complied in all material respects with its obligations under the relevant provisions of the Merger Agreement;

(c)    by the Company: (i) prior to the time the Company Requisite Vote is obtained and subject to the Company being in compliance with the relevant obligations under the Merger Agreement, in order to accept a Superior Proposal (as defined in the Merger Agreement) and enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to such Superior Proposal; (ii) if Parent or Merger Sub shall have breached any of their respective representations or warranties or failed to perform any of their respective covenants or other agreements contained in the Merger Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in the relevant provisions of the Merger Agreement and (B) is not cured prior to the earlier of (1) the forty-fifth (45th) day after written notice thereof is given by the Company to Parent and (2) the Termination Date (as defined in the Merger Agreement); provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in material breach of the Merger Agreement such that any of the relevant conditions in the Merger Agreement would not be satisfied; or (iii) if (A) the conditions to closing for Parent and Merger Sub set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied or waived in accordance with the Merger Agreement, and (B) Parent and Merger Sub fail to consummate the Merger on the date on which the closing should have occurred as soon as practicable (but in any event within five (5) business days) after the day on which all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing) have been satisfied or waived in accordance with the Merger Agreement;

(d)    by Parent: (i) if, prior to the time the Company Requisite Vote is obtained, the Company’s Board of Directors shall have effected a Change of Recommendation; or (ii) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in the relevant provisions of the Merger Agreement and (B) is not cured prior to the earlier of (1) the forty-fifth (45th) day after written notice thereof is given by Parent to the Company and (2) the Termination Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this provision if either Parent or Merger Sub is then in material breach of the Merger Agreement such that any of the conditions set forth in the relevant provisions of the Merger Agreement would not be satisfied.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain specified circumstances, (a) the Company will be required to pay Parent a termination fee of approximately $10.3 million, or (b) Parent will be required to pay the Company a termination fee of approximately $20.7 million (the “Parent Termination Fee”). Under the terms of a limited guarantee entered into by the Company and funds managed by HPS (the “Limited Guarantee”), such funds have agreed, subject to the terms of the Limited Guarantee, to guarantee Parent’s obligation to pay the Parent Termination Fee, subject to a cap of approximately $21.7 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates, respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Merger Sub. None of the Company’s shareholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

In connection with the Merger Agreement, Red Mountain Partners, L.P., Red Mountain Investors I LLC – Series A (collectively, “Red Mountain”) and Parent entered into a Voting Agreement, dated as of April 18, 2021 (the “Voting Agreement”), pursuant to which Red Mountain has agreed that with respect to all Shares they currently beneficially own or that they may acquire beneficial ownership of after the date of the Voting Agreement (the “Subject Shares”) at the Shareholders Meeting or at any other meeting of the holders of Shares at which a vote of such holders is taken: (i) when such a meeting of the holders of Shares is held, such holder shall appear at such meeting or otherwise cause such holder’s Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such holder shall vote or cause to be voted at any such meeting all of such holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; (B) in favor of adoption of any proposal in respect of which the Company’s Board of Directors has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the proxy statement or other written materials disseminated to the holders of Shares and (3) recommended to be adopted or approved by the holders of Shares; and (C) against (1) any Acquisition Proposal (as defined in the Merger Agreement), whether or not constituting a Superior Proposal (as defined in the Merger Agreement), and (2) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the consummation of the Merger or the other transactions contemplated by the Merger Agreement. In addition, Red Mountain has agreed to not (I), directly or indirectly, (a) transfer, or enter into any contract, option or other arrangement or understanding with respect to the transfer of, any Subject Shares to any person or entity, or (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Shares, or deposit any Subject Shares into a voting trust, or (II) directly or indirectly: (a) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal or (b) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any person or entity in connection with, any Acquisition Proposal; provided, that in the event a person or entity submits an Acquisition Proposal to the Company, such holder and its representatives may hold discussions with such person or entity solely with respect to the terms of a proposed voting agreement with respect to the transaction contemplated by such Acquisition Proposal following such time as the Company determines that the Company’s Board of Directors may take any of the actions permitted under the relevant provisions of the Merger Agreement. As of April 18, 2021, Red Mountain beneficially owned approximately 2.3 million Shares, representing approximately 24.5% of the total outstanding Shares as of that date.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On April 19, 2021, the Company issued a press release regarding the Merger Agreement, a copy of which is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). Shareholders are strongly advised to read the proxy statement and any other relevant documents filed with the SEC as they become available because they will contain important information about the proposed transaction. Shareholders may obtain a copy of the proxy statement when available along with other documents filed by the Company, free of charge, by accessing the SEC website at www.sec.gov or the Investors section of the Company’s website at www.marlincapitalsolutions.com, or by submitting a written request to the Company’s Corporate Secretary at Marlin Business Services Corp., c/o Corporate Secretary, 300 Fellowship Road, Mount Laurel, New Jersey, 08054.

Participants in Solicitation

The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC. In addition to the proxy statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. Marlin’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the Company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. Other factors that may cause actual results to differ from expected results include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements with HPS; the risk that the Company’s shareholders may not approve the merger; the risk that the necessary regulatory approvals for the merger may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the Company will be unable to complete the surrender banking licenses and authority and termination of FDIC insured deposits of MBB within the time period required under the Merger Agreement, if at all; the risk that the costs associated with the surrender banking licenses and authority and repayment of FDIC insured deposits of MBB exceed the $8.0 million threshold set forth in the Merger Agreement and the consideration paid to the Company’s shareholders is thus reduced; risks that HPS may not have sufficient funds to consummate the Merger; risks that the Company’s business may suffer as a result of uncertainties surrounding the proposed transaction; litigation or other legal proceedings relating to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; risks related to the disruption of management time from ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transactions on the Company’s business plans, including the impact on the Company’s relationships with, and ability to retain, partners, customers, regulators, and employees; and other risks to the consummation of the transaction, including the risk that the transactions will not be consummated within the expected time period or at all. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the SEC, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. Except as required by law, we are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 18, 2021, among Marlin Business Services Corp., Madeira Holdings, LLC, and Madeira Merger Subsidiary, Inc.

99.1	Voting Agreement, dated as of April 18, 2021, among Red Mountain Partners, L.P., Red Mountain Investors I LLC – Series A, and Madeira Holdings, LLC

99.2	Press Release issued April 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: April 19, 2021	By:	/s/ Michael R. Bogansky
	Name:	Michael R. Bogansky
	Title:	SVP, Chief Financial Officer